Exhibit 99.1 Press Release dated August 24, 2009

Revett Reaches Agreement to Restructure Debt

August 25, 2009; Revett Minerals Inc., Spokane Valley, Washington(“TSX:RVM/OTCBB:RVMIF”) (“Revett” or the “Company”) has signed an agreement with Trafigura AG to restructure a US $4.3 million interest bearing note. Under the terms of the agreement, $1 million in principal will be converted to equity through the issuance of 8.3 million common shares of Revett Minerals at a price of US $.12 per share. Of the principal remaining, a schedule of semi-annual repayments shall commence with the first payment due no later than December 31, 2009 and the final balance to be paid no later than June 30, 2012. Revett Minerals retains the right to prepay the Note in whole or part at any time outside the repayment schedule with 10 business days written notice.

Additionally, Revett Minerals is granting detachable warrants giving Trafigura the right to purchase as much as 10 million shares of the common stock of Revett at a strike price of US $.20. Upon exercise of any number of warrants allowed under the agreement the principal of the note shall be reduced by an amount equal to the purchase price. Trafigura will also be granted a right of first refusal (the ROFR) for a 10 year frame contract for concentrates produced at Rock Creek providing the frame contract does not jeopardize financing options for development of the project.

John Shanahan, Revett President and CEO stated, “We are pleased to have reached this agreement and appreciate Trafigura’s vote of confidence. The reduction and restructuring of the this debt comes at a crucial time and will strengthen the Company’s position for future growth”

About Revett

Revett Minerals, through its subsidiaries, owns and operates the currently producing Troy Mine and development-stage Rock Creek Project, both located in northwestern Montana, USA. The proven reserves at the Troy Mine and significant resources at the Rock creek project will form the basis of our plan to become a solid mid-tier base and precious metals producer. Revett plans on expanding production through exploration in and around its current properties, as well as through targeted business combinations of advanced stage projects.

John Shanahan
President & CEO

For more information, please contact:

Doug Ward, VP Corporate Development or Monique Hayes, Corporate/Investor Communications at (509) 921-2294 or visit our website at www.revettminerals.com.

Except for the statements of historical fact contained herein, the information presented in this press release may contain “forward–looking statements” within the meaning of applicable Canadian securities legislation and The Private Securities Litigation Reform Act of 1995. Generally, these forward looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects”, or “does not expect”, “is expected”, “is not expected”, “budget”, “plans”, “schedule”, “estimates”, “forecasts”, “intends”, “anticipates”, “or does not anticipate” or “believes” or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will ”, “occur” or “be achieved”. Forward-looking statements contained in this press release include but are not limited to statements with respect to the expectation of our ability to finalize the debt restructuring agreement, expand production at the Troy mine and expand through other means. There is no assurance our understanding will be finalized into a definitive agreement. Actual results and developments could be affected by development risks and production risks, our challenging working capital position and our inability to continue to fund operations, as well as those factors discussed in the section entitled “Risk Factors” in the Form 10-K filed on SEDAR at www.sedar.com and with the SEC on EDGAR. Although the Company has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. Revett Minerals does not undertake to update any forward-looking statements that are incorporated by reference herein, except in accordance with applicable securities laws.